UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 15, 2010
Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (303) 843-8040
Not Applicable

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On December 15, 2010, Molycorp Minerals, LLC (“Molycorp Minerals”), a wholly-owned subsidiary of Molycorp, Inc. (the “Company”), entered into an engineered equipment purchase order (the “Purchase Agreement”) with Quinn Process Equipment Co. (“Quinn”). Pursuant to the Purchase Agreement, Molycorp Minerals agreed to purchase, and Quinn agreed to sell, mixer and settler systems for the processing of lanthanum, didymium and heavy rare earths meeting the specifications set forth in the Purchase Agreement (the “Equipment”) for a total purchase price of $21,437,853.
     Molycorp Minerals and Quinn have agreed to a shipping schedule, which provides for the delivery of the Equipment beginning within 16 to 18 weeks from the date the specifications for the Equipment are approved, and for all of the Equipment to be delivered within 62 to 64 weeks from the date the specifications for the Equipment are approved.
     The first payment under the Purchase Agreement, in the amount of $2,143,785, was due as of the date of the Purchase Agreement. Thereafter, payments of approximately $1,286,271 will be due monthly. However, partial shipments delivered pursuant to the agreed upon shipping schedule will be invoiced for the balance of the purchase price due with respect to the Equipment being delivered.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 20, 2010, the Compensation Committee of the Board of Directors of the Company adopted and approved the Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan (the “Plan”). The plan was amended and restated to, among other things, allow participants to:
•	provide a specified payment date on which their accounts under the Plan will be distributed in a lump sum or begin distribution under a fixed schedule;

•	defer the receipt of shares subject to restricted stock units granted under the Company’s 2010 Equity and Performance Incentive Plan; and

•	convert into restricted stock units a portion of their deferred cash bonuses earned under the Company’s Annual Incentive Plan.
     In addition, if a participant converts a portion of his or her deferred annual cash incentive bonus into restricted stock units, the Company will credit the participant’s account with a number of matching restricted stock units equal to 25% of the restricted stock units received under such conversion. The matching restricted stock units vest on the third anniversary of the date on which they are credited to a participant’s account, so long as the participant remains in the continuous employ of the Company until such date or retires during such three-year period.
     The above description of the Plan is qualified in its entirety by reference to the Plan attached as Exhibit 10.1 to this Current Report on Form 8-K, which exhibit is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.
By:	/s/ Andrea G. Leider
	Name:	Andrea G. Leider
	Title:	Senior Counsel and Corporate Secretary

Date: December 21, 2010

EXHIBIT INDEX

Exhibit Number	Description

10.1	Molycorp, Inc. Amended and Restated Management Incentive Compensation Plan